Exhibit 10.7

SHARE PURCHASE AND MERGER

AGREEMENT

This Agreement dated as of the 17th day of September 2019, by and among WSA Gold & Minerals, Inc., a Texas corporation whose address is 4440 S. Piedras Drive, Suite 136, San Antonio, TX 78228 (WSA”), and Wall Street Acquisitions Corp, a Delaware corporation whose address is One Gateway Center, 26th Fl., Newark, New Jersey 07102 (“WSAC”) and the stockholders of WSAC who are set forth on Exhibit “A” which is annexed to, and made a part of, this Agreement.

WITNESSETH:

WHEREAS, at the time of the Closing (as defined in Article “3” of this Agreement) there shall be 200,000 shares of common stock of WSA issued and outstanding held by Jimmy Ramirez (“Ramirez”):

WHEREAS, prior to the Closing, there are 20,000,000 shares of common stock of WSAC which were issued and are outstanding, and are held by Franklin Ogele (“Ogele”);

WHEREAS, WSAC desires to acquire One Hundred (100%) percent of the issued and outstanding common stock of WSA (the “WSA Common Stock”) in a stock-for-stock exchange;

WHEREAS, pursuant to this Agreement, WSAC shall issue to Ramirez 113,333,333 in exchange for 200,000 shares of WSA common stock. WSAC shall issue to Ogele 20,000,000 shares of common stock. This will result in ownership ratio of WSAC as follows: 85% or 113,333,333 shares by Ramirez and 15% or 20,000,000 shares by Ogele for a total of 133,333,333 issued and outstanding shares.

WHEREAS, pursuant to the Board Resolutions of WSA Gold and WSAC annexed herein, WSA hereby merges its operations into WSAC with WSAC as the surviving entity (the “Merger”).

WHEREAS, the following the merger, all pre-merger issued and outstanding shares of WSA and WSAC shares shall be canceled forthwith.

WHEREAS, the Board of Directors of both WSAC and WSA believe that this Agreement is: (i) in the best interests of each corporation and the stockholders of both WSAC and WSA and (ii) will advance the long-term business interests of WSA and WSAC.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged;

Share Purchase & Acquisition Agreement	1	INITIALS ______ ________

IT IS AGREED:

1.                   Recitals. The parties hereto adopt as part of this Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Agreement.

2.                   Acquisition. “Acquisition” shall refer to the following: (i) The acquisition by WSAC of One Hundred (100%) percent of the issued and outstanding common shares of the WSA Common Stock for 113,333,333 shares of Common Stock of WSAC.

3.                   Other Definitions.

A.    The “Closing” of the Acquisition shall mean September 17th, 2019

B.     “DGCL” shall refer to the Delaware General Corporation Law

4.                   Closing Transactions.

A.    The Stockholders of WSAC have approved this Agreement.

B.     The Board of Directors of WSAC has approved this Agreement.

C.     The Board of Directors of WSA has approved this Agreement.

D.    At Closing, WSAC shall deliver a stock letter to Ramirez evidencing 113,333,333 shares of WSAC to be issued upon such amendment to the Certificate of Incorporation of WSAC stating authorized shares of 600,000,00 common stock. At Closing, WSAC shall deliver a stock letter to Ogele evidencing 20,000,000 shares of WSAC common stock.

E.     At the Closing, WSAC shall cancel all pre-merger issued and outstanding shares of stock designated as Preferred or Common shares.

5.                   Post-Closing Transactions. Promptly after the Closing, WSAC shall;

A. Amend its Certificate of Incorporation to state 600,000,000 shares as authorizes shares of WSAC.

6.                   Representations, Warranties and Covenants of WSAC. WSAC and WSA each severally but not jointly (both are independent of the other and without knowledge of, or responsibility for, the other) represent, warrant and covenant to WSA as follows:

A.    WSAC Status.

i.         WSAC is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

Share Purchase & Acquisition Agreement	2	INITIALS ______ ________

ii.        Copies of (a) the Certificate of Incorporation of WSAC, and all amendments to the Certificate of Incorporation and (b) the Bylaws of WSAC, as amended, certified by the Secretary of WSAC are annexed to, and made a part of, this Agreement as Exhibits “B” and “C”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization. WSAC does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from WSAC shares of stock of WSAC or any other equity security or security convertible into an equity security of WSAC, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of WSAC. WSAC represents and warrants the following with respect to only the shares which are set forth next to each of their names on Exhibit “A”, he, she or it:

i.         is the record, beneficial and equitable owner of such shares; and

ii.     holds his, hers or its shares free and clear of all liens, claims or encumbrances and that he, she or it has the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement.

C.      Authority of WSAC. WSAC has full WSAC power and authority to execute, deliver and perform this Agreement and has taken all WSAC action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement and no other WSAC action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement and the consummation by WSAC of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of WSAC, and (assuming the valid authorization, execution and delivery of this Agreement by WSA) this Agreement is valid and binding upon WSAC and enforceable against WSAC in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). An executed certified resolution of the Board of Directors of WSAC approving WSAC’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “D”.

D.      Compliance with the Law and Other Instruments. WSAC is and has been in material compliance in all material respects with any and all legal requirements applicable to WSAC, including, but not limited to, all applicable federal and state “blue-sky” securities laws. WSAC (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that WSAC is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to WSAC, and no condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to WSAC. Without limiting the generality of the foregoing, WSAC has not received notice of any claim, action, suit, investigation or proceeding which might result in a finding that WSAC is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

Share Purchase & Acquisition Agreement	3	INITIALS ______ ________

E.       Absence of Conflicts. The execution and delivery of this Agreement, the transfer of their shares of WSAC Common Stock and the consummation by WSAC of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of WSAC’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which WSAC is a party to or by which any of its assets are bound, (iii) do not and shall not cause WSAC to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of WSAC. WSAC has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.     Financial Statements. Attached hereto as Exhibit “E” are the following unaudited financial statements of WSAC (collectively the “WSAC Financial Statements”): (i) consolidated balance sheets as of September 17, 2019, (ii) statements of income for the period from inception through September 17, 2019, (iii) changes in stockholders’ equity and (iv) cash flow as of September 17, 2019.

G.    Non-Tax Liabilities. WSAC does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.      Liabilities for which full provision has been made on the WSAC Financial Statements; and

ii.     Other liabilities arising since inception and prior to the date of this Agreement in the ordinary course of business as set forth in Section “6I” of the WSAC Disclosure Statement which is annexed hereto as Exhibit “F” which are not inconsistent with the representations and warranties of WSAC or any other provision of this Agreement.

H.    Representations and Obligations With Respect to Taxes.

i. As used in this Paragraph “H” of this Article “6” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

Share Purchase & Acquisition Agreement	4	INITIALS ______ ________

ii.     WSAC represents that to the extent required WSAC shall file all such due tax returns which it was required to file which shall be true, correct, and complete in all material respects, all taxes owed by WSAC (whether or not shown on any tax return and whether or not any tax return was required) have been paid, WSAC is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where WSAC does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of WSAC that has risen in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii.   WSAC has withheld and paid all Taxes, if any, required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv.  No director or officer (or employee responsible for tax matters) of WSAC has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of WSAC claimed or raised by any taxing authority. The parties stipulate to file all such taxes that are due.

v.     WSAC has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi.    WSAC has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. WSAC has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. WSAC has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. WSAC is not a party to any tax allocation or sharing agreement. WSAC (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

Share Purchase & Acquisition Agreement	5	INITIALS ______ ________

vii.   WSAC shall not be required to include in a taxable period ending after the Closing taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

viii.  Except as otherwise set forth in Section “6J” of Exhibit “F” attached hereto, WSAC is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

ix.    WSAC has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

x.     All elections with respect to taxes affecting WSAC are disclosed or attached to a tax return of WSAC.

xi.     All private letter rulings issued by the Internal Revenue Service to WSAC (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “6J” of Exhibit “F”, and there are no pending requests for any such rulings (or corresponding determinations).

K.    Contracts. Except as set forth in Section “6K” of Exhibit “F”, WSAC is not a party to any material contracts.

L.     Absence of Changes. Since inception, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of WSAC taken as a whole. Without limiting the generality of the foregoing except as set forth in Section 6C of Exhibit “F”, since inception:

i.     WSAC has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii.    WSAC has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii.   No party (including WSAC) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which WSAC is a party;

iv.  WSAC has not made any material expenditures of its capital outside of the ordinary course of business;

v.    WSAC has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

Share Purchase & Acquisition Agreement	6	INITIALS ______ ________

vi.  WSAC has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

vii. WSAC has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

viii. WSAC has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

ix.   WSAC has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

x.    WSAC has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xi.  WSAC has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xii.   WSAC has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of WSAC;

xiii.  WSAC has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of WSAC or its business operations;

xiv.  WSAC has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xv.  WSAC has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xvi.  WSAC has not suffered any extraordinary losses or waived any rights of any value;

xvii. WSAC has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xviii WSAC has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiii” of this Paragraph “L” of this Article “6” of this Agreement.

M.   No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

Share Purchase & Acquisition Agreement	7	INITIALS ______ ________

N.    Broker. WSAC has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. WSAC represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless WSAC from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by WSAC or its affiliates or agents.

O.   Securities Laws. Neither WSAC nor any director or executive officer of WSAC, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not, pending or contemplated, any investigation by the United States Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to WSAC or any current or former director or executive officer of WSAC.

P.     Intellectual Property.

i.     WSAC has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of WSAC has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that WSAC must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any intellectual property rights of WSAC in any respect.

ii.    Section “6P” of Exhibit “F” identifies each patent or registration which has been issued to WSAC with respect to any of its intellectual property, identifies each pending patent application or application for registration which WSAC has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which WSAC has granted to any third party with respect to any of its intellectual property (together with any exceptions). Section “6P” of Exhibit “F” sets forth correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section “6P” of Exhibit “F” also identifies each trade name or unregistered trademark and each copyright used by WSAC in connection with any of its businesses.

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “F” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “P” of this Article “6” of this Agreement:

a. WSAC possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

Share Purchase & Acquisition Agreement	8	INITIALS ______ ________

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. WSAC has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii.   Section “6P” of Exhibit “F” identifies each material item of intellectual property which any third party owns and which WSAC uses pursuant to license, sublicense, agreement, or permission. Section “6P” of Exhibit “F” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “F” pursuant to the prior paragraph of this Subparagraph “iii” of this Paragraph “P” of this Article “6” of this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. no other party to the license, sublicense, agreement, or permission is in material breach or default thereof , and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party or permit termination, modification or acceleration thereof by WSAC;

c. WSAC is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by WSAC or permit termination, modification, or acceleration thereof by another party thereto;

d. no other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. WSAC has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. WSAC has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv.   WSAC is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to WSAC or that would conflict with WSAC’s business as conducted.

Share Purchase & Acquisition Agreement	9	INITIALS ______ ________

Q.    Insurance. Section “6Q” of Exhibit “F” sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which WSAC is a party, a named insured, or otherwise the beneficiary of coverage:

i.      the name, address, and telephone number of the agent;

ii.      the name of the insurer, the name of the policyholder, and the name of each covered insured;

iii.    the policy number and the period of coverage;

iv.   the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and the amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

v.    a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither any of WSAC nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy (including but not limited to retroactive premium adjustments); and (iii) no party to the policy has repudiated any material provision thereof. Section “6Q” of Exhibit “F” describes any material self-insurance arrangements affecting WSAC and identifies each material insurance claim made by WSAC in the three (3) years prior to the date of this Agreement.

R.  Employee Benefits. There is no employee benefit plan which WSAC maintains or to which WSAC contributes or has any obligation to contribute.

S.    Guaranties. WSAC is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T.    Certain Business Relationships. Except as set forth in Section “6T” of Exhibit “F”, none of the officers, directors or stockholders of WSAC has been involved in any material business arrangement or relationship with WSAC, and none of the officers, directors or stockholders of WSAC owns any material asset, tangible or intangible, which is used in the business of WSAC.

U.    Registration Rights. Except as is set forth in Section “6U” of Exhibit “F”, WSAC has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of WSAC registered with the United States Securities and Exchange Commission or any other governmental authority.

Share Purchase & Acquisition Agreement	10	INITIALS ______ ________

V.   Change of Control Payments. Neither the execution, delivery and performance by WSAC of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by WSAC, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of WSAC. There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement. There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement. WSAC has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W.  Investments. WSAC owns no debt or equity securities of any entities except as set forth in Section “6W” of Exhibit “F” attached hereto.

X.   Accounts Receivable. Except as otherwise set forth in Section “6X” of Exhibit “F”, the accounts receivable reflected on the June 30, 2019 balance sheet included in the WSAC Financial Statements and all of WSAC’s accounts receivable, if any, arising since June 30, 2019 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered, and performed to the account obligors, and no further filings (with governmental authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle WSAC to collect the accounts receivable in full. Except as otherwise set forth in attached hereto, no such account has been assigned or pledged to any other person or entity, and, except only to the extent fully reserved against as set forth in the June 30, 2019 balance sheet included in the WSAC Financial Statements, no defense or set-off to any such account has been asserted by the account obligor.

Y.    Inventory. WSAC does not have any inventory.

Z.    Properties and Assets. WSAC has and will have as of the Closing legal and beneficial ownership of any and all properties and assets (real, personal or mixed, tangible or intangible) set forth in Section “6Z” of Exhibit “F”, or the legal right to use such properties and assets through lease agreements, licenses or the like, free and clear of any and all liens. Except as otherwise set forth in Section “6Z” of Exhibit “F”, WSAC’s properties and assets are suitable for the purposes for which intended and in operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such properties and assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with WSAC’s prior practices and normal industry standards. Except as otherwise set forth in Section “6Z” of Exhibit “F” since inception there has not been any significant interruption of WSAC’s business due to inadequate maintenance or obsolescence of the properties and assets.

Share Purchase & Acquisition Agreement	11	INITIALS ______ ________

AA. Real Property. Except as set forth on Section “6AA” of Exhibit “F” WSAC has no interest in any real property.

BB.  Commitments.

i. Except as otherwise set forth in Section “6BB” of Exhibit “F”, WSAC is not a party to or bound by any of the following, whether written or oral:

a. any contract which cannot by its terms be terminated by WSAC upon thirty (30) days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

b. any contract or commitment for capital expenditures by WSAC not in the ordinary course of business;

c. any lease or license with respect to any properties, real or personal, whether as landlord, tenant, licensor, or licensee;

d. any contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

e. any partnership agreement, joint venture agreement or limited liability company agreement;

f. any contract with any affiliate of WSAC relating to the provision of goods or services by or to WSAC;

g. any contract for the sale of any assets not in WSAC’s ordinary course of business;

h. any contract which purports to limit WSAC’s freedom to compete freely in any line of business or in any geographic area;

i. preferential purchase right, right of first refusal, or similar contract; or

j. other contract with respect to the business of WSAC.

ii. Except as disclosed in Section “6BB” of Exhibit “F”, all of the contracts listed or required to be listed in Section “6BB” of Exhibit “F” are valid, binding, and in full force and effect, WSAC has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such contract in any respect, and WSAC is not in breach of any of the terms or covenants of any contract listed or required to be listed in Section “6BB” of Exhibit “F”.

iii. Except as otherwise set forth in Section “6BB” of Exhibit “F”, WSAC is not a party to or bound by any contract or contracts the terms of which were arrived at by or otherwise reflect less-than-arm’s-length negotiations or bargaining.

Share Purchase & Acquisition Agreement	12	INITIALS ______ ________

CC. Permits. WSAC has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for WSAC to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future. All such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits. No administrative or governmental actions have been taken in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of WSAC to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future. There are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

(i) the name of each bank, trust company, or other financial institution and stock or other broker with which WSAC has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of WSAC in matters concerning any of its business or affairs.

DD. Banks. In Section “8DD” of Exhibit “F” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which WSAC has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of WSAC in matters concerning any of its business or affairs. Except as otherwise set forth in Section “8DD” of Exhibit “F” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices. There is no instance where WSAC or any affiliate or agent of WSAC, or any other person acting on behalf of or associated with WSAC, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

Share Purchase & Acquisition Agreement	13	INITIALS ______ ________

FF. Transactions with Affiliates. Except as set forth in Section “6FF” of Exhibit “F” attached hereto and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in employee benefit plans by employees, WSAC has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of WSAC or any of their respective affiliates. Except as set forth in Sect ion “6FF” of Exhibit “F”, no officer, director, or stockholder of WSAC and none of their respective affiliates is indebted to WSAC for money borrowed or other loans or advances, and WSAC is not indebted to any such affiliate.

GG. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting WSAC or its properties, assets or businesses, or with respect to any matter arising out of the conduct of WSAC’s business pending or threatened, by or against, any officer or director of WSAC in connection with its affairs, whether or not covered by insurance. (i) neither WSAC nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting WSAC, and (ii) WSAC is not presently engaged in any legal action. Section “6GG” of Exhibit “F” also includes a listing of all claims, actions, suits, investigations, or proceedings involving WSAC which were pending, settled, or adjudicated since inception.

HH. Business Conducted in No Other Name . All business of WSAC has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of WSAC.

II. No Approvals. No approval of any governmental authority is required of them in connection with the consummation of the transactions set forth in this Agreement.

JJ. Broker. They have not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.

KK. Complete Disclosure. No representation or warranty of WSAC which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of WSAC which would materially adversely affect same which has not been disclosed to WSA in this Agreement.

LL. Notification If any event occurs or any event known to WSAC, relating to or affecting either shall occur as a result of which (i) any provision of this Article “6” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “6” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, WSAC, as the case may be, shall immediately notify WSA pursuant to Paragraph “C” of Article “11” of this Agreement.

Share Purchase & Acquisition Agreement	14	INITIALS ______ ________

MM. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that WSA knew or had reason to know that any covenant, representation or warranty of WSAC in this Agreement or furnished or to be furnished to WSA contained untrue statements.

7.             Corporate Representations, Warranties and Covenants. WSA represents, warrants and covenants to WSAC as follows:

A.    WSA Status.

i.         WSA is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Texas, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.        Copies of (a) the Certificate of Incorporation of WSA, and all amendments to the Certificate of Incorporation certified by the Secretary of WSA and (b) the Bylaws of WSA, as amended, certified by the Secretary of WSA are annexed to, and made a part of, this Agreement as Exhibits “G” and “H”, respectively, and are complete and correct as of the date of this Agreement.

Capitalization. WSA has an authorized capitalization of (i) issued and outstanding. WSA does not have any (ii) subscriptions, options, warrants, rights or other agreements outstanding to acquire from WSA shares of stock of WSA or any other equity security or security convertible into an equity security of WSA, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of WSA.

B.      Authority of WSA. WSA has full Corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement and the consummation by WSA of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of WSA, and (assuming the valid authorization, execution and delivery of this Agreement by WSAC) this Agreement is valid and binding upon WSA and enforceable against WSA in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). An executed certified resolution of the Board of Directors of WSA approving WSA’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “I”.

Share Purchase & Acquisition Agreement	15	INITIALS ______ ________

C.      Compliance with the Law and Other Instruments. Except as otherwise set forth in Section “8D” of the WSA Disclosure Statement which is annex ed hereto as Exhibit “J”, WSA is and has been in material compliance in all material respects with any and all legal requirements applicable to WSA, including, but not limited to, all applicable federal and state “blue sky” securities laws. Except as otherwise set forth in Section “8D” of Exhibit “J”, WSA (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that WSA is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to WSA, and no condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to WSA. Without limiting the generality of the foregoing, WSA has not received notice of any claim, action, suit, investigation or proceeding which might result in a finding that WSA is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

D.      Absence of Conflicts. The execution and delivery of this Agreement, and the consummation by WSA of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of WSA’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which WSA is a party to or by which any of its assets are bound, (iii) do not and shall not cause WSA to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of WSA. WSA has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.     Financial Statements. The balance sheet of WSA as of September 17, 2019 annexed herein per Exhibit “I” have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of WSA as of such dates and the results of operations of WSA for such periods.

G.    Environmental Compliance.

i. WSA has complied and is in compliance, in all material respects, with all applicable Environmental, Health and Safety Requirements.

ii. Without limiting the generality of subparagraph “i” of this Paragraph “G” of this Article “6” of this Agreement, WSA has obtained, has complied and is in compliance, in all material respects, with all material permits, licenses and other authorizations which are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

Share Purchase & Acquisition Agreement	16	INITIALS ______ ________

iii. WSA has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

H.   OSHA Compliance. WSA is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I.     Liabilities. WSA does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, or any knowledge of such liabilities, other than the following:

i.  Liabilities for which full provision has been made on the WSA Financial Statements, which are accurate; and

ii. Other liabilities arising since inception and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “8I” of Exhibit “J” which are not inconsistent with the representations and warranties of WSA or any other provision of this Agreement.

J.     Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “7” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Except as set forth in Section “8J” of Exhibit “J”, WSA has filed all tax returns which it was required to file and all such tax returns were true, correct, and complete in all material respects, all taxes owed by WSA (whether or not shown on any tax return and whether or not any tax return was required) have been paid, WSA is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where WSA does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of WSA that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

Share Purchase & Acquisition Agreement	17	INITIALS ______ ________

iii. WSA has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of WSA has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of WSA claimed or raised by any taxing authority. Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, no issue relating to taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period.

v. WSA has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. WSA has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. WSA has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. WSA has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. WSA is not a party to any tax allocation or sharing agreement. WSA (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. WSA shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

viii. Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, WSA is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

ix. Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, WSA has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

Share Purchase & Acquisition Agreement	18	INITIALS ______ ________

x. All elections with respect to taxes affecting WSA are disclosed or attached to a tax return of WSA.

xi. All private letter rulings issued by the Internal Revenue Service to WSA (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “8J” of Exhibit “J”, and there are no pending requests for any such rulings (or corresponding determinations).

K.    Contracts. Except as set forth in Section “8K” of Exhibit “J”, WSA is not a party to any material contracts.

L.    Absence of Changes. Since its last Financial Statement, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of WSA taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “8L” of Exhibit “J” since its last financial statements:

i. WSA has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. WSA has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including WSA) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which WSA is a party;

iv. WSA has not imposed any security interest upon any of its assets, tangible or intangible;

v. WSA has not made any material expenditures of its capital outside of the ordinary course of business;

vi. WSA has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. WSA has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

viii. WSA has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

ix. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of WSA;

Share Purchase & Acquisition Agreement	19	INITIALS ______ ________

x. WSA has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

xi. WSA has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

xii. WSA has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xiii. WSA has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xiv. WSA has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xv. WSA has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xvi. WSA has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xvii. WSA has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xviii. WSA has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of WSA;

xix. WSA has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of WSA or its business operations;

xx. WSA has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xxi. WSA has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxii. WSA has not suffered any extraordinary losses or waived any rights of any value;

Share Purchase & Acquisition Agreement	20	INITIALS ______ ________

xxiii. WSA has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiv. WSA has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiii” of this Paragraph “L” of this “7” of this Agreement.

M.   No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.    Broker. WSA has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. WSA represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless WSAC from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by WSA or its affiliates or agents.

O.    Securities Laws. Neither WSA nor any director or executive officer of WSA, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not, pending or contemplated, any investigation by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to WSA or any current or former director or executive officer of WSA.

P.     Intellectual Property.

i. WSA has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of WSA has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that WSA must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of WSA in any respect.

ii. Section “8P” of Exhibit “J” identifies each patent or registration which has been issued to WSA with respect to any of its intellectual property, identifies each pending patent application or application for registration which WSA has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which WSA has granted to any third party with respect to any of its intellectual property (together with any exceptions).

0

Share Purchase & Acquisition Agreement	21	INITIALS ______ ________

iii. Section “8P” of Exhibit “J” identifies each material item of intellectual property which any third party owns and which WSA uses pursuant to license, sublicense, agreement, or permission. Section “8P” of Exhibit “J” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

iv. WSA is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to WSA or that would conflict with WSA’s business as proposed to be conducted.

Q.    Insurance. Except as is set forth in Section “8Q” of Exhibit “J”, WSA does not maintain any insurance currently.

R.   Employee Benefits. There is no employee benefit plan which WSA maintains or to which WSA contributes or has any obligation to contribute.

S.    Guaranties. WSA is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T.    Certain Business Relationships. Except as set forth in Section “8T” of Exhibit “J”, none of the officers, directors or stockholders of WSA has been involved in any material business arrangement or relationship with WSA, and none of the officers, directors or stockholders of WSA owns any material asset, tangible or intangible, which is used in the business of WSA.

U.    Registration Rights. Except as is set forth in Section “8U” of Exhibit “J”, WSA has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of WSA registered with the United States Securities and Exchange Commission or any other governmental authority.

V.   Change of Control Payments. Neither the execution, delivery and performance by WSA of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by WSA, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of WSA. There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement. There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement. WSA has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W.   Investments. WSA owns the debt or equity securities of the entities set forth in Section “8W” of Exhibit “J” attached hereto.

Share Purchase & Acquisition Agreement	22	INITIALS ______ ________

X.    Accounts Receivable. WSA does not have any accounts receivable.

Y.    Inventory. WSA does not have any inventory of any type of products.

Z.    Property and Assets. WSA does not have and will not have as of the Closing legal and beneficial ownership of any properties or assets.

AA. Real Property. Except as set forth on Section “8AA” of Exhibit “J” WSA has no interest in any real property.

BB. Commitments. Except as otherwise set forth in Section “8BB” of Exhibit “J”, WSA is not a party to or bound by any contract or commitment, whether written or oral.

CC. Permits. Except as otherwise set forth in Section “8CC” of Exhibit “J”, WSA has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for WSA to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future. Except as otherwise set forth in Section “8CC” of Exhibit “J”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, no such proceeding is threatened. No administrative or governmental actions have been taken, and no such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of WSA to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in Section “8CC” of Exhibit “J”, there are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD. Banks. In Section “8DD” of Exhibit “J” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which WSA has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of WSA in matters concerning any of its business or affairs. Except as otherwise set forth in Section “8DD” of Exhibit “J” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices. There is no instance where WSA or any affiliate or agent of WSA, or any other person acting on behalf of or associated with WSA, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

Share Purchase & Acquisition Agreement	23	INITIALS ______ ________

FF. Transactions with Affiliates. Except as set forth in Section “8FF” of Exhibit “J” attached hereto, WSA has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of WSA or any of their respective affiliates. Except as set forth in Section “8FF” of Exhibit “J”, no officer, director, or stockholder of WSA and none of their respective affiliates is indebted to WSA for money borrowed or other loans or advances, and WSA is not indebted to any such affiliate.

GG. Litigation. Except as set forth in Section “8GG” of Exhibit “J”, there are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting WSA or its properties, assets or businesses, or with respect to any matter arising out of the conduct of WSA’s business pending or threatened, by or against, any officer or director of WSA in connection with its affairs, whether or not covered by insurance. Except as set forth in Section “8GG” of Exhibit “J”, (i) neither WSA nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting WSA, and (ii) WSA is not presently engaged in any legal action. Section “8GG” of Exhibit “J” also includes a listing of all claims, actions, suits, investigations, or proceedings involving WSA which were pending, settled, or adjudicated.

HH. Business Conducted in No Other Name . WSA was incorporated under the name WSA Gold & Minerals, Inc. and since such date all business of WSA has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of WSA.

II. The execution and delivery of this Agreement by WSA and the consummation by WSA of the Acquisition and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other WSAC proceedings on the part of WSA are necessary to authorize this Agreement or to consummate the Acquisition and the other transactions contemplated by this Agreement other than, with respect to the Acquisition, the approval of this Agreement by the holders of a majority of the outstanding shares of WSA Common Stock and the filing and recordation of appropriate documents as required by the DGCL. This Agreement has been duly and validly executed by WSA and, assuming the due authorization, execution and delivery by WSA constitutes a legal, valid and binding obligation of WSA, enforceable against WSA in accordance with its terms.

JJ. Complete Disclosure. No representation or warranty of WSA which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of WSA which would materially adversely affect same which has not been disclosed to WSAC in this Agreement.

Share Purchase & Acquisition Agreement	24	INITIALS ______ ________

KK. Notification If any event occurs or any event known to WSA relating to or affecting WSA shall occur as a result of which (i) any provision of this Article “7” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “7” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, WSA shall immediately notify WSAC pursuant to Paragraph “C” of Article “11” of this Agreement.

LL. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that WSAC knew or had reason to know that any covenant, representation or warranty of WSA in this Agreement or furnished or to be furnished to WSAC contained untrue statements.

8.             Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing hereof, and shall continue in full force and effect, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

9.              Indemnification.

A.          Indemnification by WSAC.

(i)            In order to induce WSA to enter into and perform this Agreement, WSAC does hereby indemnify, protect, defend and save and hold harmless WSA and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Indemnified Parties”), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by WSAC of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of WSA by WSAC to its Stockholders under this Agreement.

(ii)          In order to induce WSA to enter into and perform this Agreement, WSAC does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to, stockholder appraisal rights pursuant to the applicable provisions of the DGCL, made by any WSA stockholder who has not consented to WSA entering into this Agreement and the transactions set forth in this Agreement.

Share Purchase & Acquisition Agreement	25	INITIALS ______ ________

B.           Indemnification by WSA

(i)            In order to induce WSAC to enter into and perform this Agreement, WSA does hereby indemnify, protect, defend and save and hold harmless WSAC and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Indemnified Parties”), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by WSA of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of WSAC by WSA to its Stockholders under this Agreement.

(ii)           In order to induce WSAC to enter into and perform this Agreement, WSA does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the DGCL, made by any WSAC Stockholder who has not consented to WSAC entering into this Agreement and the transactions set forth in this Agreement.

C.           Reasonable Costs, Etc. The indemnification, which is set forth in this Article “9” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

D.          Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the “Indemnifying Party”), then the Indemnified Party within twenty-one (21) days after such Indemnified Party’s receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph “C” of Article “11” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the “Claim Notice”). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph “C” of Article “11” of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “9” of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “11” of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “11” of this Agreement shall be deemed to be an election by

Share Purchase & Acquisition Agreement	26	INITIALS ______ ________

the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article “11” of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article “9” of this Agreement, the Indemnifying Party shall execute an agreement acknowledging its liability for indemnification pursuant to this Article “11” of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

10.            Confidentiality. The Parties agree that the terms of this Agreement are confidential and they shall not make public disclosure of the terms of this Agreement, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. If either party intends to make a disclosure of the terms of this Agreement as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure. The Parties agree that the terms of this this Article “11” of this Agreement regarding confidentiality are not material to this Agreement and any breach of this paragraph shall not be considered a material breach of this Agreement. In the event of such a breach of this Article “11” of this Agreement, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

11.           Miscellaneous.

A.           Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.                Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Escrow Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

Share Purchase & Acquisition Agreement	27	INITIALS ______ ________

C.                Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid or (ii) overnight delivery with confirmation of delivery as follows:

If to WSAC:	Wall Street Acquisition Corporation
Attn: Franklin Ogele, Esq
One Gateway Center, 26th Fl
Newark, New Jersey 07012
Facsimile No.: 862 772 3985
E-Mail: fogele@msn.com

with a copy to:	Franklin Ogele, Esq.
Franklin Ogele, P.A.
One Gateway Center, 26th Fl
Newark, New Jersey 07102
Facsimile No.: 862 772 3985
E-mail address: fogele@msn.com

If to WSA:	WSA Gold & Minerals, Inc.
Attn: Jimmy Ramirez
4440 S. Piedras Drive, Suite 136
San Antonio, TX 78228
Facsimile No.: 956-242-0147
E-mail address: Ramirez@WallStreetAcquisitions.us

with a copy to:	Jimmy Ramirez
4440 S. Piedras Drive, Suite 136
San Antonio, TX 78228
Facsimile No.: 956-242-0147
E-mail address: Ramirez@WallStreetAcquisitions.us

or in each case to such other address as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph “C” of this Article “11” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be. Any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

Share Purchase & Acquisition Agreement	28	INITIALS ______ ________

D.             Governing and Choice of Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of Texas and be deemed to be an agreement entered into in the State of Texas and made pursuant to the laws of the State of Texas, without giving effect to the principles of conflicts of law. The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of Texas, County of Harris, as properly having venue in any action or proceeding in relation to this Agreement. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of Texas, County of Harris, any service of process may be effectuated upon any of them by certified mail, return receipt requested. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby knowingly, voluntarily and intentionally waive (to the extent permitted by applicable law) any right he, she or it may have to a trial by jury of any dispute arising under or relating to this Agreement and agree that any such dispute shall, at the option of any party, be tried before a judge sitting without a jury.

E.             Construction. Each of the parties to this Agreement hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

F.             Entire Agreement. This Agreement and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

G.            Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Agreement.

H.             Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I.              Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J.              Non-Waiver. Except as otherwise expressly provided in this Agreement, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

Share Purchase & Acquisition Agreement	29	INITIALS ______ ________

K.            Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the parties to this Agreement.

L.             Exhibits. All Exhibits annexed or attached to this Agreement are marked for WSAC and placed into this Agreement by reference thereto and constitute an integral part of this Agreement.

M.           Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate the Agreement by giving written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WSA Gold & Minerals, Inc.

By:	/s/	By:	/s/
Jimmy Ramirez Authorized Signatory		Jimmy Ramirez
President		As Sole Shareholder of WSA Gold & Minerals, Inc.

Wall Street Acquisition Corporation

By:	/s/	By:	/s/
Franklin Ogele – Authorized Signatory		Franklin Ogele
President		As Sole Shareholder of Wall Street Acquisitions Corp

Share Purchase & Acquisition Agreement	30	INITIALS ______ ________

Exhibit List

Exhibit A WSAC’s Stockholders

Exhibit B WSAC’s Certificate of Incorporation

Exhibit C WSAC’s Bylaws

Exhibit D Resolution of Board of Directors of WSAC

Exhibit E WSAC’s Financial Statements

Exhibit F WSAC’s Disclosure Statement

Section “6C”:	Changes Since	NONE - N/A
Section “6D”:	Compliance with the Law	NONE - N/A
Section “6I”:	Non-Tax Liabilities	NONE - N/A
Section “6J”:	Taxes	NONE N/A
Section “6K”:	Material Contracts	NONE - NA
Section “6P”:	Intellectual Property	NONE N/A
Section “6Q”:	Insurance	NONE N/A
Section “6T”:	Certain Business Relationships	NONE N/A
Section “6U”:	Registration Rights	NONE N/A
Section “6W”:	Investments	NONE N/A
Section “6X”:	Real Property	NONE N/A
Section “6Z”	Properties and Assets	NONE N/A
Section “6BB”:	Commitments	NONE - N/A
Section “6CC”:	Permits	NONE N/A
Section “6DD”:	Banks	NONE N/A
Section “6FF”:	Transactions with Affiliates	NONE N/A
Section “6GG”:	Litigation	NONE N/A

Share Purchase & Acquisition Agreement	31	INITIALS ______ ________

Exhibit List Cont’d.

Exhibit G WSA Certificate of Incorporation

Exhibit H WSA Bylaws of WSA Gold & Minerals Inc.

Exhibit I Resolution of Board of Directors of WSA

Exhibit J WSA’ Disclosure Statement

Section “8D”:	Compliance with the Law -	NONE - N/A
Section “8I”:	Non-Tax Liabilities	NONE N/A
Section “8J”:	Taxes	NONE N/A
Section “8K”:	Material Contracts	NONE N/A
Section “8P”:	Intellectual Property	NONE N/A
Section “8Q”:	Insurance	NONE N/A
Section “8T”:	Certain Business Relationships	NONE N/A
Section “8U”:	Registration Rights	NONE N/A
Section “8W”:	Investments	NONE N/A
Section “8BB”:	Commitments	NONE N/A
Section “8CC”:	Permits	NONE N/A
Section “8DD”:	Banks	NONE N/A
Section “8FF”:	Transactions with Affiliates	NONE N/A
Section “8GG”:	Litigation	NONE N/A

Exhibit K Escrow Agreement – N/A

Share Purchase & Acquisition Agreement	32	INITIALS ______ ________

EXHIBIT A

WSAC SHAREHOLDERS LIST

Share Purchase & Acquisition Agreement	33	INITIALS ______ ________

EXHIBIT B

WSAC’S CERTIFICATE OF INCORPORATION

Share Purchase & Acquisition Agreement	34	INITIALS ______ ________

EXHIBIT C

WSAC BYLAWS

Share Purchase & Acquisition Agreement	35	INITIALS ______ ________

EXHIBIT D

RESOLUTION OF THE BOARD OF DIRECTORS OF WSAC

Share Purchase & Acquisition Agreement	36	INITIALS ______ ________

EXHIBIT E

WSAC’S FINANCIAL STATEMENTS

Share Purchase & Acquisition Agreement	37	INITIALS ______ ________

Exhibit F    WSA’ Disclosure Statement

Section “8D”:	Compliance with the Law -	NONE - N/A
Section “8I”:	Non-Tax Liabilities	NONE N/A
Section “8J”:	Taxes	NONE N/A
Section “8K”:	Material Contracts	NONE N/A
Section “8P”:	Intellectual Property	NONE N/A
Section “8Q”:	Insurance	NONE N/A
Section “8T”:	Certain Business Relationships	NONE N/A
Section “8U”:	Registration Rights	NONE N/A
Section “8W”:	Investments	NONE N/A
Section “8BB”:	Commitments	NONE N/A
Section “8CC”:	Permits	NONE N/A
Section “8DD”:	Banks	NONE N/A
Section “8FF”:	Transactions with Affiliates	NONE N/A
Section “8GG”:	Litigation	NONE N/A

Share Purchase & Acquisition Agreement	38	INITIALS ______ ________

EXHIBIT G

Certificate of Incorporation of WSA Gold & Minerals Inc.

Share Purchase & Acquisition Agreement	39	INITIALS ______ ________

EXHIBIT H

Bylaws of WSA Gold & Minerals Inc.

Share Purchase & Acquisition Agreement	40	INITIALS ______ ________

EXHIBIT I

Resolution of the Board of Directors of WSA Gold & Minerals Inc.

Share Purchase & Acquisition Agreement	41	INITIALS ______ ________

EXHIBIT J

Escrow Agreement – NONE - N/A

Share Purchase & Acquisition Agreement	42	INITIALS ______ ________

EXHIBIT L

Schedule of Stockholders of WSA Gold & Minerals Inc.

Jimmy Ramirez                                      200,000 shares

Share Purchase & Acquisition Agreement	43	INITIALS _______ _______